Exhibit 99.1

GREENLINK INTERNATIONAL INC.

August 27, 2018

OTC: WSHE	For Immediate Release

GREENLINK INTERNATIONAL INC. ANNOUNCES THE APPOINTMENT OF JAKE GEORGE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF GREENLINK INTERNATIONAL INC.

Tacoma, Washington – The Board of Directors of GreenLink International Inc. (“GreenLink” or the “Corporation”) is pleased to announce the appointment of Jake George as GreenLink’s new CEO and President, effective immediately.

Jake’s appointment is a clear reflection of the Corporation’s state of development: ready to take on the significant opportunities which currently lie before us and to fully utilize his nine years of background and experience within the regulated Cannabis Industry. Jake is widely recognized as an expert in all aspects of the business from seed to sale within the regulated cannabis business environment and with his support team was the driving force in developing the substantial business operations of Affordable Green Holdings.

There is an enormous opportunity for GreenLink’s development that lies ahead and the Corporation could not be happier to have Jake’s goal orientated, focused leadership style, industry expertise and unique market-place understanding leading the way. Jake will take over from Doug Mac Donald, who assumed the position of Acting President and CEO upon the passing of Corporation’s President and CEO Coby Boyce in the summer of 2017.

Issued and effective: August 27, 2018

Board of Directors – GreenLink International Inc.

About GreenLink International Inc.

GreenLink International Inc. (WSHE) historically conducted its business activities as a financial holding company centered primarily within the “non-conventional financial services industry” or business related activities which would be normally associated registered chartered banks or bank affiliated financial institutions but are privately owned and operated.

The Corporation since March 2017 has focussed on being a major provider of Technology, Goods, Services, Capitalization, Management Service, Equipment Rentals and Property Leases to the authorized and licensed medical and recreational marijuana Industry centered in the State of Washington expanding into other jurisdictions which have licensed and regulated medical and/or recreational marijuana industries throughout the United States and Canada.

Financial Profile:

•	Capitalization: Unlimited COMMON SHARES WITH $.001 par value
•	SHARES ISSUED: Common – 1,039,799,123
•	OTC: Trading symbol – “WSHE”
•	Transfer Agent: Mountain Share Transfer, LLC
o	2030 Powers Ferry Road SE
o	Atlanta, Georgia 30339
o	Tel: 303-460-1149

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DISCLAIMER

Forward Looking Statements

This announcement contains "forward-looking statements" which are not purely historical and may include statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions or phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the opportunities within its current and/or future business operations and other assets and execute on its strategy to develop and issue new and enhanced products and services and increase the Company’s revenues from such products and services.

For further information, please contact

GREENLINK INTERNATIONAL INC.

e-mail: admin@greenlinkholdings.com

Telephone: 833-587-4669

https://greenlinkholdings.com/

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